UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	June 9, 2005

THE CHILDREN'S PLACE RETAIL STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23071 (Commission File Number)	31-1241495 (IRS Employer ID Number)

915 Secaucus Road, Secaucus, New Jersey	07094

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(201) 558-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/_/	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
/_/	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
/_/	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
/_/	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On June 9, 2005, The Children's Place Retail Stores, Inc. (the "Company") issued a press release announcing that the Company will amend its Annual Report on Form 10-K for the year ended January 29, 2005 to file restated consolidated financial statements for fiscal 2003 and 2004 in order to correct errors that were discovered while preparing the Company's financial statements for the fiscal first quarter ended April 30, 2005. The restatements do not impact any income statement items including earnings per share or the Company's total current assets or total current liabilities; total assets, liabilities or stockholders' equity; debt covenants; or cash flows from operations or cash flows from financing activities.

The Company said that the restatements would delay the filing of the Company's Quarterly Report on Form 10-Q report for the first quarter of 2005 until its 2004 Form 10-K has been amended. Accordingly, the Company is filing a notification of late filing with the Securities and Exchange Commission. The Company believes that it will be able to complete and file both the amendment to its 2004 Form 10-K and its first quarter 2005 Form 10-Q by June 14, 2005.

The Company stated that its management is currently evaluating whether the discovery of these errors has any impact on the conclusions stated in the initial 2004 Form 10-K regarding the effectiveness of the Company's disclosure controls and procedures and its internal controls over financial reporting.

The Company's June 9, 2005 press release included certain financial information for completed fiscal periods, giving effect to the restatements. A copy of the Company's press release is included as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

99.1	Press Release dated June 9, 2005.

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC. By: /s/ Hiten Patel Name: Hiten Patel Title: Senior Vice President and Chief Financial Officer

Dated: June 10, 2005

INDEX TO EXHIBITS

Current Report on Form 8-K
dated June 9, 2005

The Children's Place Retail Stores, Inc.

           99.1     Press Release dated June 9, 2005.